UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2013

AUXILIO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

26300 La Alameda, Suite 100
Mission Viejo, California  92691
(Address of principal executive offices)

(949) 614-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.07. Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Auxilio, Inc. (the “Company”) was held at the Company’s headquarters at 26300 La Alameda, Suite 100, Mission Viejo, California, 92691, at 3:00 p.m. Pacific Standard Time on Wednesday, May 16, 2012 (the “2013 Annual Meeting”).

At the 2013 Annual Meeting, the Company’s stockholders voted on four proposals:  (i) the election of seven directors to serve for this upcoming year (ii) an advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement. (iii) an advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation (iv) and the ratification of the appointment of Haskell & White LLP (“Haskell & White”) to serve as independent registered public accountants for the year ending December 31, 2013.  Only stockholders of record as of March 22, 2013 (the “Record Date”) were entitled to notice of and to vote at the 2013 Annual Meeting. There were no broker non-votes with respect to any of the proposals voted on at the Annual Meeting.

(1) Election of Directors. A total of seven candidates were nominated for election to the Company’s Board of Directors (the “Nominees”).  All seven Nominees were nominated by the Board of Directors and, as a result, the election was uncontested and all of those seven Nominees were elected to serve as directors of the Company for the ensuing year.

The following table sets forth the names of the Nominees and the respective numbers of votes cast for, and the respective numbers of votes withheld from, their election.

	Votes Cast
	For	Withheld
Edward B. Case	9,708,408	22,100
Joseph J. Flynn	9,708,408	22,100
Michael Joyce	9,708,408	22,100
William Leonard	9,694,408	22,100
John D. Pace	9,728,008	2,500
Max Poll	9,708,408	22,100
Michael Vanderhoof.	9,708,408	36,100

(2) Advisory, Non-binding Resolution to Approve Our Executive Compensation. At the 2013 Annual Meeting the Company’s stockholders also voted on an advisory, non-binding proposal on the compensation of the Company’s Named Executive Officers, or a “Say-on-Pay” proposal, as required by Section 14A of the Securities Exchange Act, which was added by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and by rules of the SEC.

Votes For	Votes Against	Abstentions
9,084,708	406,600	239,200

 (3) Advisory, Non-binding Resolution to Approve the Frequency of Future Stockholder Votes on Executive Compensation. At the 2013 Annual Meeting the Company’s stockholders also voted an advisory, non-binding proposal on the frequency of stockholder votes on executive compensation, or a “say-on-frequency” proposal, as required by Section 14A of the Securities Exchange Act, which was added by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and by rules of the SEC. Stockholders voted for a frequency of say-on-pay votes of one, two, or three years, or may abstain from voting.

Votes for Every Year	Votes for Every Two Years	Votes for Every Three Years	Abstentions
1,308,543	31,700	8,250,964	139,301

(4) Ratification of Independent Registered Public Accountants. At the 2013 Annual Meeting the Company’s stockholders also voted on a proposal to ratify the appointment of Haskell & White LLP as the Company’s registered public accountants. The ratification of Haskell & White LLP was approved by the Company’s stockholders. The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, the ratification of Haskell & White LLP as the Company’s independent auditors:

Votes For	Votes Against	Abstentions
16,909,984	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIO, INC.

Date:	May 17, 2013
By:	/s/ Paul T. Anthony
Name:	Paul T. Anthony
Title:	Chief Financial Officer